UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
_______________

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

OLD POINT FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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R. F. Shuford
Chairman & President

April 13, 2017

Dear Fellow Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Old Point Financial Corporation, the holding company for The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. The meeting will be held on Tuesday, May 23, 2017 at 6:00 p.m. at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Also accompanying the proxy statement is our 2016 Annual Report to Stockholders that will be reviewed at the Annual Meeting.

We are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this proxy statement and our 2016 Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain a paper copy of our proxy materials, including the proxy statement, our 2016 Annual Report to Stockholders and a proxy card. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. We believe that this process will benefit our stockholders by expediting their receipt of the proxy materials, reducing the cost of printing and distributing our proxy materials and conserving natural resources.

Please complete, sign, date, and return your proxy card or follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote by telephone or over the Internet as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy any time before it is voted at the Annual Meeting (provided that, if your shares are held in "street name" through a bank, broker or other holder of record, and you plan to vote in person at the Annual Meeting, you should contact your bank, broker or agent to obtain a legal proxy or broker's proxy card to bring to the meeting as proof of your authority to vote the shares).

We appreciate your continuing loyalty and support of Old Point Financial Corporation.

Sincerely,
Robert F. Shuford, Sr.
Chairman of the Board and President

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OLD POINT FINANCIAL CORPORATION
1 West Mellen Street
Hampton, Virginia 23663
_______________________________________________________________

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
________________________________________________________________

TO BE HELD MAY 23, 2017

The 2017 Annual Meeting of Stockholders of Old Point Financial Corporation (the Company) will be held at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia, on Tuesday, May 23, 2017, at 6:00 p.m. for the following purposes:

1.	To elect 13 directors to the Board of Directors of the Company to serve until the 2018 Annual Meeting of Stockholders, as described in the proxy statement accompanying this notice;

2.	To approve, in an advisory, non-binding vote, the compensation of the Company's named executive officers, as described in the proxy statement accompanying this notice;

3.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 14, 2017 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,
Eugene M. Jordan, II
Secretary to the Board
April 13, 2017

IMPORTANT NOTICE

Please complete, sign, date, and return your proxy card in the accompanying postage paid envelope or follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote by telephone or over the Internet so that your shares will be represented at the meeting. Stockholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked (provided that, if your shares are held in "street name" through a bank, broker or other holder of record, and you plan to vote in person at the Annual Meeting, you should contact your bank, broker or agent to obtain a legal proxy or broker's proxy card to bring to the meeting as proof of your authority to vote the shares). If you vote by Internet or telephone, please do not mail your proxy card.

OLD POINT FINANCIAL CORPORATION
1 West Mellen Street
Hampton, Virginia 23663

________________________________________________________

PROXY STATEMENT
________________________________________________________

2017 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 23, 2017

General

This proxy statement is furnished to holders of the common stock of Old Point Financial Corporation (the Company) in connection with the solicitation by and on behalf of the Company's Board of Directors of proxies to be used at the Company's 2017 Annual Meeting of Stockholders (the Annual Meeting) to be held Tuesday, May 23, 2017, at 6:00 p.m. at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia.

Electronic Notice and Mailing; Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 23, 2017.

Pursuant to the rules promulgated by the Securities and Exchange Commission (the SEC), the Company has elected to make its proxy materials available to stockholders over the Internet or by delivering paper copies of these materials by mail. Accordingly, on or about April 13, 2017, the Company mailed a Notice of Internet Availability of Proxy Materials (the Notice of Internet Availability) to some stockholders and shortly thereafter mailed paper copies of the proxy materials to some stockholders. If you received a Notice of Internet Availability by mail, you will not automatically receive a paper copy of the proxy materials by mail. Instead, the Notice of Internet Availability contains instructions on how to access and review this proxy statement, form of proxy card and our 2016 Annual Report to Stockholders and vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. As of April 13, 2017, and for a period through the date of the Annual Meeting, all stockholders will have the ability to access all of the proxy materials at www.envisionreports.com/opof.

The proxy materials include:

* Our proxy statement for the Annual Meeting;
* Our 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and
* Our proxy card.

Voting and Revocation of Proxies

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy. You may vote your shares by proxy in one of the following ways: (1) use the toll-free number on the proxy card to submit your proxy via telephone; (2) visit the website shown on your proxy card or Notice of Internet Availability to submit your proxy via the Internet; or (3) if you have received a printed copy of our proxy materials, complete, sign, date and return the proxy card in the postage paid envelope provided with such printed materials.

If your shares are held in "street name," through a broker or other nominee, that institution will send you separate instructions describing the procedure for voting your shares and you will need to follow those instructions in order to vote your shares. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form. As the record holder of your shares, your broker is required to vote your shares according to your instructions. Under the current rules of the New York Stock Exchange, or NYSE, if you do not give voting instructions to your broker, it will still be able to vote your shares with respect to "routine" items, but will not be allowed to vote your shares with respect to "non-routine" items. The ratification of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm (proposal three) is considered to be a routine item under the NYSE rules and your broker will be able to vote on that proposal even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (proposal one) and the advisory vote on the compensation of the Company's named executive officers (proposal two) are "non-routine" items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. "Broker non-votes" are shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customers.

If you are a stockholder of record, you may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods: (1) submit a written notice of revocation to the Secretary of the Company by the close of business on May 22, 2017; (2) submit a completed proxy card bearing a later date than your original proxy card by the close of business on May 22, 2017; (3) use the toll-free number shown on the proxy card to submit your proxy via telephone, by 6:00 p.m., Eastern time, May 23, 2017; (4) visit the website shown on your proxy card or Notice of Internet Availability and follow the instructions to submit your proxy via the Internet, by 6:00 p.m., Eastern time, May 23, 2017; or (5) attend the Annual Meeting and request to vote in person.

If your shares are held in "street name" through a bank, broker or other holder of record, you should follow the instructions from your bank, broker or agent to revoke your proxy or change your vote.

Voting your shares via telephone or via the Internet, or sending in a proxy card will not affect your right to attend the Annual Meeting and to vote in person. If your shares are held in "street name" through a bank, broker or other holder of record, and you plan to vote in person at the Annual Meeting, you should contact your bank, broker or agent to obtain a legal proxy or broker's proxy card to bring to the meeting as proof of your authority to vote the shares.

Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a stockholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to specify with respect to such proposals, the proxy will be voted FOR the election of the director nominees in proposal one; FOR the approval of the compensation of the Company's named executive officers in proposal two; and FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm in proposal three, as set forth in the accompanying notice and further described herein.

Voting Rights of Stockholders

Only those stockholders of record at the close of business on March 14, 2017, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 4,872,196. The Company has no other class of stock outstanding. The presence of a majority of the shares entitled to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of Company common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting. Abstentions and broker non-votes on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to a matter. In 2016, stockholders approved an amendment to the Company's Articles of Incorporation to eliminate cumulative voting in director elections. Accordingly, beginning with this year's Annual Meeting, stockholders cannot cumulate their votes in the election of directors.

In 2016, stockholders also approved an amendment to the Company's Articles of Incorporation to implement a majority voting standard in uncontested director elections. Accordingly, beginning with this year's Annual Meeting, in an uncontested director election, if a quorum is present, each director will be elected by the affirmative vote of a majority of the votes cast with respect to the director's election. An "uncontested director election" means an election in which the number of nominees does not exceed the number of directors to be elected, such as this year's director election. Votes may be cast in favor of a nominee or withheld, or stockholders may abstain from voting with respect to a nominee. A vote withheld counts as a vote cast and will have the effect of a vote against the nominee. Abstentions and broker non-votes do not count as votes cast and, therefore, will have no effect on a director's election.

In connection with the implementation of a majority voting standard, the Board of Directors also adopted a Director Resignation Policy, under which an incumbent director who does not receive the required majority vote for re-election in an uncontested director election must submit a written offer of resignation to the Chairman of the Board of Directors promptly following the election. The Nominating Committee will then consider the offer of resignation and whether to recommend to the Board of Directors to accept or reject it, taking into account the Board of Directors' fiduciary duties to the Company and its stockholders. If a director's offer of resignation is rejected, the director will continue to serve on the Board of Directors until a successor is elected, or until the director's earlier resignation, removal from office or death. If a director's offer of resignation is accepted, the Board of Directors has the discretion to fill any resulting vacancy or decrease the number of directors, as allowed by the Company's bylaws. A director who submits an offer of resignation pursuant to this policy may not participate in the Board's or Nominating Committee's deliberations or voting regarding whether to accept or reject the offer of resignation.

For all other proposals, votes may be cast in favor or against, or stockholders may abstain from voting. Approval of these other proposals (specifically the advisory vote to approve executive compensation and the ratification of the Company's independent registered public accounting firm) requires the affirmative vote of a majority of the votes cast on the matter. Thus, although abstentions and broker non-votes count toward a quorum, they are generally not counted for purposes of determining whether such a matter has been approved and will have no effect.

Directions to Annual Meeting

To obtain directions to attend the Annual Meeting and vote in person, please contact Sandra Routten, the Company's Corporate Administrative Officer, at (757) 728-1231.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, solicitations may be made by our officers and regular employees of the Company, The Old Point National Bank of Phoebus (the Bank) and Old Point Trust & Financial Services, N.A. (the Trust Company) in person or by telephone, facsimile, or electronic transmission. We will not compensate our officers and regular employees for this work beyond their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Security Ownership of Certain Beneficial Owners and Management

Except as noted below, the following table shows the share ownership as of March 14, 2017, of the stockholders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (7)
Old Point Trust & Financial Services, N.A. 11780 Jefferson Avenue, Suite D Newport News, Virginia 23606	285,178 (2)	5.7%
James Reade Chisman 609 Washington Street Hampton, Virginia 23669	336,499 (3) (4)	6.8%
Robert F. Shuford, Sr. 1 West Mellen Street P.O. Box 3392 Hampton, Virginia 23663	528,104 (3) (5)	10.6%
PL Capital Group 47 E. Chicago Avenue, Suite 328 Naperville, IL 60540	302,662 (6)	6.1%
(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the Exchange Act) under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)
According to information provided to the Company by the Trust Company, as of February 28, 2017, the Trust Company has shared voting power and no dispositive power with respect to 144,044 of these shares. The Trust Company has sole voting power and sole dispositive power with respect to 103,221 of these shares, but as a matter of state law, the Trust Company must refrain from voting such shares, and such shares will not be deemed to be outstanding and entitled to vote unless a co-fiduciary is appointed for the purpose of voting the shares. If any such co-fiduciary is appointed, the Trust Company would be deemed to share voting power with respect to the shares subject to the co-fiduciary appointment, and such shares would be deemed to be outstanding and entitled to vote. The 285,178 shares are held by the Trust Company as trustee of various trust accounts, of which no individual trust account beneficially owns more than 5% of the Company's outstanding shares.

(3)
In their capacities as directors of VuBay Foundation, James Reade Chisman and Robert F. Shuford, Sr. and one other director of VuBay Foundation, each share with the other two directors voting and dispositive power with respect to 232,052 shares held by VuBay Foundation.

(4)	See also footnote 2 on page 6 and footnote 5 on page 7.

(5)	See also footnote 2 on page 6.

(6)
Based solely on information as of March 16, 2016 contained in Amendment No. 2 to Schedule 13D (Schedule 13D/A) filed with the SEC on March 21, 2016 by the PL Capital Group (as defined below) and Mr. William F. Keefe. According to the Schedule 13D/A, PL Capital, LLC has shared voting and dispositive power with respect to 231,092 shares, Financial Edge Fund, L.P. has shared voting and dispositive power with respect to 141,669 shares, Financial Edge—Strategic Fund, L.P. has shared voting and dispositive power with respect to 64,211 shares, PL Capital/Focused Fund, L.P. has shared voting and dispositive power with respect to 25,212 shares, Goodbody/PL Capital, L.P. has shared voting and dispositive power with respect to 71,570 shares, Goodbody/PL Capital, LLC has shared voting and dispositive power with respect to 71,570 shares, PL Capital Advisors, LLC has shared voting and dispositive power with respect to 302,662 shares, John W. Palmer has shared voting and dispositive power with respect to 302,662 shares, Richard J. Lashley has shared voting and dispositive power with respect to 302,662 shares and Mr. Keefe has sole voting and dispositive power with respect to 2,000 shares. According to the Schedule 13D/A, Mr. Keefe's 2,000 shares are not included in the amount reported in the table because the PL Capital Group disclaims beneficial ownership of those shares.

(7)	Based on 4,975,417 shares of common stock outstanding, which includes shares that are outstanding but not presently entitled to vote.

The following table shows, as of March 14, 2017, the beneficial ownership of the Company's common stock by each director, director nominee, and the named executive officers, and by all directors and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership (1) (2)		Percent of Class (15)
Stephen C. Adams	5,129	(3)	0.10%
James Reade Chisman	336,499	(4)(5)	6.76%
Russell Smith Evans, Jr.	16,463	(6)	0.33%
Michael A. Glasser	3,303		0.07%
Dr. Arthur D. Greene	13,773		0.28%
John Cabot Ishon	49,339	(7)	0.99%
William F. Keefe	5,100		0.10%
Tom B. Langley	4,074		0.08%
Dr. H. Robert Schappert	175,411	(8)	3.53%
Robert F. Shuford, Sr.	528,104	(9)	10.61%
Robert F. Shuford, Jr.	26,994	(10)	0.54%
Ellen Clark Thacker	97,234	(11)	1.95%
Joseph R. Witt	9,075		0.18%
Laurie D. Grabow	3,154	(12)	0.06%
Eugene M. Jordan, II	33,279	(13)	0.67%

All directors & executive officers as a group (16 persons)	1,074,904	(14)	21.60%

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)
Includes shares that may be acquired within sixty days of March 14, 2017 pursuant to the exercise of stock options granted under the Old Point Financial Corporation 1998 Stock Option Plan – (1998 Stock Option Plan) – Mr. Adams, 0 shares; Mr. Chisman, 1,250 shares; Mr. Evans, 0 shares; Mr. Glasser, 0 shares; Dr. Greene, 1,250 shares; Mr. Ishon, 1,250 shares; Mr. Keefe, 0 shares, Mr. Langley, 0 shares; Dr. Schappert, 1,250 shares; Mr. Shuford, Sr., 4,980 shares; Mr. Shuford, Jr., 3,125 shares; Mrs. Thacker, 1,250 shares; Mr. Witt, 300 shares; Mrs. Grabow, 0 shares; and Mr. Jordan, II, 3,125 shares.

(3)	Includes 99 shares as to which Mr. Adams shares voting and investment power and 222 shares held by Mr. Adams's spouse, as to which Mr. Adams has no voting or investment power.

(4)	See footnote 3 on page 4.

(5)
Includes 21,500 shares held by Mr. Chisman's spouse, as to which Mr. Chisman shares voting and investment power through a power of attorney and 17,468 shares held by Mountain Eagle Co., of which Mr. Chisman is President and has shared voting and investment power and includes 56,980 shares that are pledged as collateral.

(6)	Includes 7,088 shares held by Mr. Evans' spouse, as to which Mr. Evans has no voting or investment power.

(7)
Includes 7,500 shares as to which Mr. Ishon shares voting and investment power, and 15,210 shares held by Mr. Ishon's spouse, as to which Mr. Ishon has no voting or investment power. Also includes 100 shares held by Hampton Stationery, which Mr. Ishon is President and has shared voting and investment power.

(8)	Includes 114,643 shares held in a trust for Dr. Schappert's spouse for which Dr. Schappert serves as co-trustee.

(9)	See footnote 3 on page 4.

(10)
Includes 3,367 shares held by Mr. Shuford, Jr.'s spouse as custodian for their children under the Uniform Transfer to Minors Act and an additional 202 shares held by his spouse as to which Mr. Shuford, Jr. has no voting or investment power.

(11)	Includes 77,450 shares as to which Mrs. Thacker shares voting and investment power, and 831 shares as to which Mrs. Thacker has no voting or investment power.

(12)	Includes 4 shares as to which Mrs. Grabow shares voting and investment power.

(13)
Includes 7,950 shares as to which Mr. Jordan, II shares voting and investment power and 1,062 shares held by Mr. Jordan, II's spouse, as to which Mr. Jordan, II has no voting or investment power. Also includes 1,464 shares held by Mr. Jordan, II's spouse as custodian for her children under the Uniform Transfer to Minors Act, as to which Mr. Jordan, II has no voting or investment power. Also includes 1,464 shares held in a Trust for Mr. Jordan, II's spouse, as to which he has no voting or investment power.

(14)	Includes 25 shares beneficially owned by Donald S. Buckless, Executive Vice President/Chief Lending Officer.

(15)	Based on 4,975,417 shares of common stock outstanding, which includes shares that are outstanding but not presently entitled to vote.

PROPOSAL ONE
ELECTION OF DIRECTORS

The thirteen persons named below, all of whom currently serve as directors of the Company, will be nominated to serve as directors until the 2018 Annual Meeting of Stockholders (the 2018 Annual Meeting), or until their successors have been duly elected and have qualified. The Company's Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company's Board.

The persons named in the proxy will vote for the election of the nominees named below unless you submit a proxy indicating that you wish to withhold your vote (which will have the effect of a vote against the nominee) or abstain. The Company's Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company's Board.

Each nominee possesses characteristics that led the Board to conclude that he or she should serve as a director. The specific experience, qualifications, attributes and/or skills that the Board believes each nominee possesses are discussed immediately following the table below.

Name (Age)	Director Since (1)	Principal Occupation For Past Five Years
Stephen C. Adams (66)	2014	Vice President/Secretary Treasurer, The POMOCO Group, Inc., operator of automobile dealerships and real estate developments
James Reade Chisman (73)	2003	President, J. R. Chisman Development Company, a commercial & residential construction company
Russell Smith Evans, Jr. (74)	1993	Retired, Assistant Treasurer and Corporate Fleet Manager, Ferguson Enterprises, Inc.
Michael A. Glasser (63)	2009	Attorney-at-Law, Member Glasser & Glasser, P.L.C.
Dr. Arthur D. Greene (72)	1994	Retired Sentara Healthcare Administrator Retired Orthopaedic Surgeon
John Cabot Ishon (70)	1989	President, Hampton Stationery
William F. Keefe (58)	2016	Senior Portfolio Manager, TSP Capital Management Group, LLC
Tom B. Langley (63)	2015	President, Langley & McDonald
Dr. H. Robert Schappert (78)	1996	Retired – President, Beechmont Veterinary Associates, Ltd.
Robert F. Shuford, Sr. (79)	1965	Chairman of the Board, President & CEO, Old Point Financial Corporation; Chairman of the Board, Old Point National Bank

Name (Age)	Director Since (1)	Principal Occupation For Past Five Years
Robert F. Shuford, Jr. (52)	2009	President & CEO, Old Point National Bank; Former- Senior Executive Vice President Chief Operating Officer, Old Point National Bank
Ellen Clark Thacker (55)	2006	Executive Director, Peninsula SPCA; Former Executive Director, Gloucester-Mathews Humane Society; Former General Manager, BFI Waste Services, L.L.C.
Joseph R. Witt (56)	2007	Senior Executive Vice President and Chief Business Development Officer Old Point National Bank; Former Senior Executive Vice President and Chief Administrative Officer, Old Point National Bank.

(1)
If prior to 1984, refers to the year in which the individual first became a director of the Bank. All present directors of the Company are also directors of the Bank. Messrs. Chisman, Ishon, Shuford, Sr., Witt, Mrs. Thacker, and Dr. Greene are also directors of the Trust Company.

Stephen C. Adams – Mr. Adams received his B.S. degree from McIntire School of Commerce, University of Virginia and his Master of Science degree in Accounting from the University of Virginia. He previously worked at Financial Accounting Standards Board from 1974 to1976; at Peat Marwick Mitchell (currently KPMG) CPAs from 1976 to 1979; Hart, Adams Toney CPAs from 1979 to 1986; and from 1986 to the present at The POMOCO Group. Mr. Adams is well known in the community and serves on many local boards and civic organizations. His past and present expertise in the financial arena makes him a valuable member for serving on the Company's Audit Committee. The Board feels that his financial expertise qualifies Mr. Adams as an audit committee financial expert for our Audit Committee. Mr. Adams also served on the Company's Peninsula Regional Board until his election to the Company's and the Bank's Boards of Directors.

James Reade Chisman – Mr. Chisman received his A.S. degree from Bluefield Junior College and his B.S. degree from the University of Richmond. He has owned and operated J. R. Chisman Development Company for 29 years. He was vice president of Chisman Company for 8 years and from 1965 to 1980 he was vice president of WVEC TV station. Mr. Chisman is well known in the community and serves on many local boards. His expertise in the real estate arena makes him a valuable member of the Real Estate and Branch Committee. Mr. Chisman's prior experience as management in Chisman Company and the TV station also makes Mr. Chisman an asset to the Company's Strategic Planning Committee, Compensation and Benefits Committee, and Real Estate and Branch Committee, as well as to the Company's Board. Mr. Chisman also serves on the Trust Company's Board.

Russell Smith Evans, Jr. – Mr. Evans served in the Army as an officer and retired medically from combat wounds. He is a graduate of Virginia Military Institute, where he received a B.A. in History, and received his M.B.A. from the College of William & Mary. He was employed at Ferguson Enterprises, a Wolseley Company, for 37 years and held the title of Assistant Treasurer/Corporate Fleet Manager. Mr. Evans is a member of the Finance Committee at First United Methodist Church in Hampton. Mr. Evans serves on the Audit Committee, Compensation and Benefits Committee, Investment Committee, Insurance Committee, Directors Loan Committee and Real Estate and Branch Committee. The Board feels that this financial expertise also makes Mr. Evans an asset to the Company's Board.

Michael A. Glasser – Mr. Glasser received a B.A. in Government from the University of Virginia and a law degree from the University of Richmond Law School. He has been practicing law for over 37 years. A few of the diverse areas of his practice include: representation of banks, credit unions, and financial services companies; commercial litigation; commercial disputes; and arbitration. Mr. Glasser is involved in many civic and professional organizations and prior to being elected to the Bank Board, he had prior experience serving on another local bank board. Mr. Glasser serves on the Strategic Planning Committee and Executive Committee. He is also Chairman of the Bank's Southside Regional Board. We feel that his experience representing financial services companies and serving on another bank's board provides insight that makes Mr. Glasser a valuable asset to the Company's Board.

Dr. Arthur D. Greene – Dr. Greene received his B.S. from Knoxville College and his M.D. from Howard University College of Medicine. Dr. Greene completed his internship in general surgery at Akron General Hospital and his residency in Orthopaedic Surgery at Akron General Hospital and Pediatric Orthopaedic Surgery at Akron Children's Hospital. He also served in the U.S. Army Medical Corps as Chief of Orthopaedics at Kenner Army Hospital. He practiced medicine for 35 years. Dr. Greene began his private practice in 1977 and joined the practice of Tidewater Orthopaedic Associates with two large offices in Hampton and Newport News, of which he was a partner. He worked as an Administrator at Sentara Careplex Hospital until December 31, 2011, where he was responsible for much of the day-to-day responsibilities of medical affairs. Dr. Greene served as a director of Sentara Healthcare and is involved in many professional organizations in the community. Dr. Greene serves on the Company's Audit Committee, Executive Committee, and is Chairman of the Board Risk Committee and Chairman of the Compensation and Benefits Committee. He is also Chairman of the Trust Company Board. The Board feels that the multiple degrees of expertise make Dr. Greene an asset to the Company's Board.

John Cabot Ishon – Mr. Ishon is a 1969 graduate of Virginia Military Institute with a B.S. in Biology. After graduation he taught and coached at Thomas Eaton Junior High School. He, later, left teaching and joined the family business of Hampton Stationery that serves the Hampton Roads area. This business supplies office furniture, luggage and training room furniture and equipment. Mr. Ishon is very active in the community and serves on many local boards. Mr. Ishon serves on the Trust Company's Board, the Strategic Planning Committee, Board Risk Committee, Real Estate and Branch Committee, Investment Committee, Insurance Committee and is Chairman of the Directors Loan Committee. Mr. Ishon is Co-Chairman of the Bank's Peninsula Regional Board. The Board feels that Mr. Ishon's extensive financial and management background and involvement in the community make him an excellent candidate to serve as a director of the Company.

William F. Keefe – Mr. Keefe was elected to the Board in May 2016 and is currently a Director of the Company. He was initially appointed to the Board pursuant to a settlement agreement with Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, Mr. John W. Palmer and Mr. Richard J. Lashley, as Managing Members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital, LLC (collectively, the PL Capital Group), and Mr. Keefe (the Settlement Agreement) as described further below. Mr. Keefe is the Managing Director of McRae Capital Management, Inc. located in Morristown, New Jersey. He is an advisor to high-net worth clients and is a member of the firm's Investment Committee. Mr. Keefe has worked at various commercial banks in New Jersey and has held executive and senior financial management positions in those institutions. Mr. Keefe also has prior experience as a member of a bank board of directors along with board committee representation. The Board feels that, with his financial and board experience, Mr. Keefe is well qualified to serve as a director of the Company.

Tom B. Langley – Mr. Langley is a graduate of Norfolk Academy, North Carolina State University with a B.S. in Civil Engineering and the University of Florida, Master of Engineering. Mr. Langley is President of Langley & McDonald, a regional civil engineering, planning and surveying firm for residential, commercial, institutional and industrial land development for both private and governmental clients. Mr. Langley has a particular specialty in waterfront projects, such as marinas, dredging, riparian apportionments, shoreline erosion, etc. Mr. Langley is active in the Southside area and serves on various community boards. Mr. Langley served on the Bank's Southside Regional Board before being elected to the Company's and the Bank's Boards. He also serves on the Strategic Planning Committee and the Board Risk Committee. The Board feels that his organizational skills and business background make Mr. Langley a valuable asset as a director on the Company's Board.

Dr. H. Robert Schappert – Dr. Schappert received his B.S. degree and was named a Henry Rutgers Scholar at Rutgers, the State University of New Jersey, in 1960. He received his Doctorate in veterinary medicine and was elected to Phi Zeta, the honorary veterinary society at the University of Pennsylvania in 1964. He joined Tolley Veterinary Hospital in Newport News in 1966, becoming a co-owner in 1968. In 1988, he assumed full ownership of Beechmont Veterinary Hospital and practiced there until his retirement in 2003. Dr. Schappert is involved in many civic and professional organizations in the community. He is especially active in the LifeLong Learning Society at Christopher Newport University. Dr. Schappert serves on the Strategic Planning Committee, Board Risk Committee, Real Estate and Branch Committee and the Directors Loan Committee. Dr. Schappert is Co-Chairman of the Company's Peninsula Regional Board. The Board feels that his organizational skills and business background make Dr. Schappert a valuable asset as a director on the Company's Board.

Robert F. Shuford, Sr. – Mr. Shuford, Sr. received his B.S. degree in Business Administration from the University of North Carolina. He served as an officer in the U.S. Navy Supply Corps. Mr. Shuford, Sr. has an extensive operational background both in the financial industry and other civic and professional organizations with 50 years of service in different capacities for the Company and its affiliates. Mr. Shuford, Sr. serves on many of the Company's internal committees, as well as on the Trust Company's Board. This background enables Mr. Shuford, Sr. to contribute his resulting expertise and perspectives to board discussions regarding strategic planning. In addition, Mr. Shuford, Sr.'s previous service in policy-making positions at other organizations also demonstrates that he has the leadership skills required of a director of the Company.

Robert F. Shuford, Jr. – Mr. Shuford, Jr. received his B.S. in Biomedical Engineering from Duke University, and served as an officer in the U.S. Navy. He has had previous management and technical experience in the operations, sales, and marketing fields as a Director and Vice President at other companies. Mr. Shuford, Jr. is a graduate of the Virginia Bankers Association School of Bank Management. In June 2012, he was promoted to Senior Executive Vice President Officer with executive responsibility for Branch Administration, Retail Services, Facilities, Bank Applications, Information Technology, Electronic Banking, Account Services and Marketing. In September 2015, he was promoted to President and CEO of the Bank. He formerly served as Senior Executive Vice President and Chief Operating Officer of the Bank. He has represented the Company in a financial capacity by serving on the local boards of a number of non-profit organizations. Mr. Shuford, Jr. has been appointed by the Mayor and the Governor to serve the City of Hampton and the Commonwealth of Virginia in various capacities. He also serves on many of the Company's internal committees. This experience and management background makes him an excellent candidate to serve as a director of the Company.

Ellen Clark Thacker – Mrs. Thacker received her B.A. in English from Virginia Commonwealth University. Mrs. Thacker worked at BFI Waste Services from 1983 until 2007. She began as an intern and was promoted to District Vice President/General Manager. She was responsible for the overall operational and financial management of the company and managed 50 employees and annual revenues in excess of $20 million. Mrs. Thacker worked as Executive Director of the Gloucester-Mathews Humane Society until November 2012. She is currently Director of the Peninsula SPCA. Mrs. Thacker is affiliated with various organizations in the community. Mrs. Thacker serves on the Executive Committee, Board Risk Committee and Compensation and Benefits Committee, Strategic Planning Committee, and is Chairman of the Company's Audit Committee. She also serves on the Trust Company's Board. The Board feels that Mrs. Thacker is an asset to the Company as a director because of her previous leadership and operational experience, as well as her non-profit experience.

Joseph R. Witt – Mr. Witt received his B.S. in Commerce from the University of Virginia, his M.B.A. from the University of Richmond and is a licensed Certified Public Accountant in the Commonwealth of Virginia. He worked as an auditor and tax accountant for international accounting firms for five years after graduating from college with a degree in Accounting. He spent eight years as Director of Finance for a national medical distribution company. He joined Ferguson Enterprises in 1996 as Corporate Controller and served as Ferguson's Corporate Treasurer from 1999 to 2008. Mr. Witt joined the Bank in 2008 as an Executive Vice President to lead the Corporate Banking area. In 2012, he was promoted to Senior Executive Vice President and Chief Administrative Officer with executive responsibility for Commercial Lending, Treasury Services, Credit Administration, Finance, Human Resources and Old Point Mortgage, LLC. In 2015, Mr. Witt was promoted to Senior Executive Vice
 President and Chief Business Development Officer. His primary responsibilities include development of new business, oversight of fee based business and expanding lines of business. He is active in many civic and professional organizations in the community and serves on many of the Company's internal committees, as well as on the Trust Company Board. The Board feels that Mr. Witt's extensive financial education and experience make him an asset to the Company's Board.

None of the directors currently serves, or has within the past five years served, as a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act, with the exception of Mr. Keefe, who served as a director of Somerset Hills Bancorp from 2009 to 2013.

There are three family relationships among the directors and executive officers. Mr. Shuford, Sr.'s wife, who passed away in June 2016, and Dr. Schappert's wife were sisters. Mr. Shuford, Sr. is the father of Mr. Shuford, Jr. Mr. Ishon is the brother-in-law of Mr. Jordan, II. The Board does not believe that these family relationships are material to an evaluation of the ability or integrity of these individuals or their ability to act in an independent manner. The Board is not aware of any involvement in legal proceedings by any of the Company's directors, director nominee or executive officers that would be material to an evaluation of the ability or integrity of any director, director nominee or executive officer.

The Board of Directors recommends that stockholders vote "FOR" the individuals nominated above to serve as Directors.

Resolution of Stockholder Nomination

In resolution of a potential shareholder nomination in connection with the Company's 2016 Annual Meeting of Stockholders (the 2016 Annual Meeting), on March 16, 2016, the Company entered into the Settlement Agreement. Among other things, the Settlement Agreement provided that:

•
the PL Capital Group irrevocably withdrew its letter dated December 30, 2015 providing notice to the Company of its intent to nominate Mr. Keefe for election to the Board of Directors at the 2016 Annual Meeting;

•	the PL Capital Group and Mr. Keefe agreed to cease all solicitation efforts in connection with the 2016 Annual Meeting;

•
the Board of Directors will, until the termination of the Settlement Agreement: (i) nominate Mr. Keefe for election as director to the Board of Directors at the 2016 Annual Meeting and any subsequent annual meeting until the agreement is terminated; (ii) recommend that the Company's stockholders vote in favor of the election of Mr. Keefe; (iii) solicit proxies for the election of Mr. Keefe; and (iv) if elected to the Board of Directors, appoint Mr. Keefe to the Board of Directors of the Bank, which occurred in 2016;

•
the PL Capital Group and Mr. Keefe will, until the termination of the Settlement Agreement: (i) vote all their common stock of the Company in favor of each nominee and each proposal recommended by the Board of Directors and against each nominee and each proposal not recommended by the Board of Directors; and (ii) comply with the terms of customary standstill provisions; and

•	the PL Capital Group, Mr. Keefe and the Company agreed to customary covenants not to sue and non-disparagement provisions until the termination of the Settlement Agreement.

The Settlement Agreement may be terminated by either side, among other instances, (i) at any time following the date of this year's Annual Meeting and (ii) upon a material breach by the other party if such breach has not been cured within a 30-day cure period. A copy of the Settlement Agreement was included as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on March 17, 2016.

Corporate Governance

The Board of Directors is elected by the Company's stockholders; the Board, in turn, is the Company's governing body, responsible for hiring, overseeing and evaluating management. Management is charged with the day to day operations of the Company and its affiliates.

The Board's primary responsibility is to provide oversight, counseling and direction to management in their efforts to fulfill the corporate strategy in maximizing opportunities, while addressing related business risks. The Board has delegated various responsibilities and authority to different Board committees, which include the Executive Committee, Audit Committee, Directors Loan Committee, Compensation and Benefits Committee, Nominating Committee and Board Risk Committee.

Management has been delegated the authority and responsibility for managing the Company's lines of businesses in a manner consistent with the Company's Strategic Plan and Code of Ethics, and in accordance with any specific plan, instructions or direction of the Board of Directors or one of the Board's committees. The Chief Executive Officer and management are required to seek the advice and, in appropriate situations, the approval, of the Board with respect to extraordinary actions to be undertaken by the Company.

The Company currently combines the role of Chairman with the role of CEO because it believes that Mr. Shuford, Sr., is most familiar with the Company's business and industry and best suited to lead the Board discussions and execution of strategy. At this time, having one person serve as both Chairman and CEO demonstrates to the Company's employees, stockholders and customers that the Company is under strong leadership. At this time, this structure promotes accountability and effective decision-making. The Company's independent directors bring experience, oversight and expertise from outside the company and industry, while the CEO brings company-specific experience and expertise. The Board believes that the combined role of Chairman and CEO promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. Mr. Shuford, Sr. also serves as Chairman of the Bank Board of Directors. Robert F. Shuford, Jr. serves as President and CEO of the Bank, and Mr. Jordan, II serves as President and CEO of the Trust Company. The Board believes that this leadership structure is currently the most appropriate for the Company.

In addition, Dr. Greene serves as Chairman of the independent directors; presides over executive sessions quarterly with independent directors to discuss matters that they would bring back to management for further discussion; presides over executive sessions with independent directors whenever director elections are to be discussed and this information is brought back for discussion and a vote by the full Board; serves as a liaison between the Chairman and the independent directors; has the authority to call meetings of the independent directors; participates in retaining consultants who report directly to the Board; assists the Board and Company officers in assuring compliance and implementation of governance principles; and advises the independent directors in fulfilling their roles. As Chairman of the Compensation and Benefits Committee, he also oversees the process of hiring, firing, evaluating, and compensating the CEO. Dr. Greene's professional background, experience and education make him instrumental in serving as Chairman of the independent directors for the Board of Directors. The Board periodically reviews its leadership structure to determine if it is still the most appropriate for the Company.

Board Role in Oversight of Risk

The Board of Directors has responsibility for oversight of the Company's risk. The Board of Directors manages risk through representative participation on the Company's committees. Minutes and reports of committee meetings are reviewed by the Board. Policies for all major risk areas are approved annually by the Board. Independent review and monitoring functions within the Company report to respective committees addressing areas of financial, liquidity, operational, credit, fiduciary, and compliance risks. Committees with a major role in risk oversight are the Audit Committee, Directors Loan Committee, Asset and Liability Committee, Compensation and Benefits Committee, Strategic Planning Committee and Board Risk Committee.

The Audit Committee, composed of independent directors, oversees the Company's management of significant risks by reviewing the scope of work and reports from the Company's independent registered public accounting firm, internal audit, the independent loan review firm and the regulatory management function. The Audit Committee also reviews the scope of and reports, from the independent loan review firm.

The Directors Loan Committee analyzes lending activities, significant credits, and evaluates credit risk.

The Asset and Liability Committee and subcommittee thereof monitor and report to the Board on the management of the asset and liability risk of the Company.

The Compensation and Benefits Committee assesses the fairness of, and the risks associated with, the compensation and benefits structure.

The Strategic Planning Committee evaluates global risks in the development of the Company's strategic plan.

The Board Risk Committee oversees the management of the Company's Enterprise Risk Management Program.

As circumstances warrant, the committees present reports to the Board of Directors regarding the respective committee's analysis of the risks and steps the committee recommends that the Board and management take to address these risks.

Board Committees and Attendance

The Board of Directors is comprised of a majority of "independent directors," as defined by the listing standards of the NASDAQ Stock Market. Independent directors do not receive consulting, legal or other fees from the Company other than Board and committee compensation. Although companies affiliated with certain of these directors provide goods and services to the Company, the Board of Directors has determined in accordance with the NASDAQ listing standards that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Adams, Chisman, Evans, Glasser, Keefe, Langley, Dr. Greene and Mrs. Thacker.

The Board reviews each director's independence status on an annual basis to ensure compliance with NASDAQ listing standards. In addition to reviewing the relationships and transactions disclosed under "Compensation and Benefits Committee Interlocks and Insider Participation" and under "Interest of Management in Certain Transactions" below, the Board also considered the relationships discussed below in determining each director's independence status.

The Board considered the relationship between the Company and the law firm of Glasser & Glasser, of which Mr. Glasser is a partner, which law firm received fees of approximately $10 thousand for performance of legal services for one of the Company's subsidiaries in 2016. The Board also considered the relationship of Mr. Glasser and Crown Center Associates LLC with the Company (discussed under "Interest of Management in Certain Transactions"). The Board has determined that these relationships do not interfere with Mr. Glasser's ability to act in an independent manner.

During 2016, there were 13 meetings of the Board of Directors of the Company. Each director attended at least 75% of all meetings of the Board and committees on which he or she served.

The independent directors also met in regularly scheduled executive sessions in January, March, June, and December of 2016.

The Company has not adopted a formal policy on Board members' attendance at its annual meetings of stockholders, although all Board members are invited and encouraged to attend and, historically, most have done so. All 13 Board members attended the Company's 2016 Annual Meeting.

The Board of Directors of the Company has standing Executive, Audit, Compensation and Benefits and Nominating Committees.

Executive Committee. Current members of the Executive Committee are Messrs. Shuford, Sr. (Chairman), Shuford Jr., Glasser and Dr. Greene and Mrs. Thacker. The Executive Committee serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. The Executive Committee met four times in 2016.

Compensation and Benefits Committee. Current members of the Compensation and Benefits Committee are Dr. Greene (Chairman), Messrs. Chisman, Evans, and Mrs. Thacker. The Board of Directors has determined that the members of the Committee are "independent directors" (within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules). In addition, no Committee member is a current or former employee of the Company or any subsidiary or affiliate. While the Committee members are not required to have certain qualifications or special knowledge, they each have held or currently hold high-level management and employee supervisory positions in their respective fields that include duties relating to compensation of employees at multiple levels.

The Committee reviews and recommends compensation adjustments for all exempt employees (including senior management). The Committee submits its recommendations to the full Board for final approval. The Committee met four times in 2016. The dates, meeting times and agenda items for committee meetings are set in accordance with the subject matter to be discussed and are determined by the Committee Chairman and the Human Resources Director. The Committee also administers the Old Point Financial Corporation 2016 Incentive Stock Plan.

The Compensation and Benefits Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Compensation and Benefits Committee Charter is posted on the Company's website of www.oldpoint.com under the "Community" link, then the "Investor Relations" link and then under the "Governance Documents" link.

Audit Committee. Current members of the Audit Committee are Mrs. Thacker (Chairman), Messrs. Adams, Evans, Keefe and Dr. Greene. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable SEC regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual's financial sophistication. The Board of Directors has also determined that Mr. Adams qualifies as an "audit committee financial expert" within the meaning of applicable regulations of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee assists the Board in its financial reporting oversight duties, internal controls, audit function, whistleblower policy, and other matters relating to corporate governance. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company's independent registered public accounting firm. The Audit Committee reviews on a regular basis the work of the Company's internal audit department, regulatory compliance function, and loan review department. It also reviews and approves the scope and detail of the continuous audit program, which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection for all assets and records. During 2016, the Audit Committee met six times.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee Charter is posted on the Company's website of www.oldpoint.com under the "Community" link, then the "Investor Relations" link and then under the "Governance Documents" link.

Nominating Committee. Current members of the Nominating Committee are Dr. Greene (Chairman), Messrs. Adams, Glasser, and Mrs. Thacker, each of whom is "independent" for this purpose according to NASDAQ listing standards. The Nominating Committee operates under a written charter adopted by the Board of Directors on March 8, 2016. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Nominating Committee Charter is posted on the Company's website of www.oldpoint.com under the "Community" link, then the "Investors Relations" link and then under the "Governance Documents" link. During 2016, the Nominating Committee met one time.

In addition to recommending to the full Board whether or not current directors should be nominated for re-election, the Nominating Committee also identifies new candidates in the event of a vacancy on the Board. The Committee identifies potential director candidates from a variety of sources, including management, consultants and other individuals likely to possess an understanding of the Company's business and knowledge of suitable candidates. The Nominating Committee evaluates the experience, qualifications, attributes and skills of candidates for membership to the Board of Directors. Following this evaluation process, candidates are recommended by the Committee for nomination by the full Board of Directors. The full Board then selects nominees to recommend to the Company's stockholders in the annual election process or appoints new directors to serve until the next annual election.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought to complement the existing Board composition. However, in making their nomination recommendations to the Board of Directors, the Nominating Committee considers, among other things, an individual's business experience, industry experience, technical skills, financial background, geographic representation, community involvement, breadth of knowledge about issues affecting the Company, leadership experience, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. The Committee also considers issues of independence and potential conflicts of interest. Also, while the Company does not have a formal diversity policy, the Committee believes that the Board should include directors with diverse experience and backgrounds that reflect the needs of the Board. In addition, the Nominating Committee seeks director candidates that will result in the Board of Directors consisting of a majority of independent directors at all times.

The specific experience, qualifications, attributes and/or skills that led the Nominating Committee and the Board to conclude that the director candidates should serve as directors are discussed further in proposal one.

The Committee also recommends to the Board members to serve on the various committees of the Board as described in this proxy statement.

While there are no formal procedures for stockholders to submit director candidate recommendations, the Nominating Committee will consider candidates recommended in writing by stockholders entitled to vote in the election of directors. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate's qualifications to serve as a director. All such stockholder recommendations should be submitted to the attention of the Company's Secretary at the Company's principal office located at 1 West Mellen Street, Hampton, Virginia 23663 and must be received by January 2, 2018 in order to be considered by the Committee for the next annual election of directors. Any director candidate recommended by a stockholder will be reviewed and considered by the Committee in the same manner as all other director candidates based on the qualifications described above.

In addition, in accordance with the Company's bylaws, any stockholder entitled to vote in the election of directors may nominate an individual for director. Notice of the intent to make any such stockholder nomination must be in writing and must include sufficient background information with respect to the nominee, including his or her name, address, principal occupation, and a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director, sufficient identification of the nominating stockholder, including his or her name, address and principal occupation and a representation by the stockholder of his or her eligibility and intention to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice, a description of any arrangements or understandings between the stockholder and the nominee or others regarding the nomination, an indication of the total number of shares expected to be voted for the nominee, and the nominee's written consent to the nomination. Notice of any stockholder nomination must be received in writing by the Company's Secretary at the Company's principal office in Hampton, Virginia, no earlier than the close of business on January 23, 2018 and no later than the close of business February 22, 2018. However, if the 2018 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary of this year's Annual Meeting, the notice must be received no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the date of such annual meeting.

Compensation and Benefits Committee Interlocks and Insider Participation

Current members of the Compensation and Benefits Committee are Dr. Greene (Chairman), Messrs. Chisman, Evans, and Mrs. Thacker. None of these individuals is or has been an officer or employee of the Company or any of its affiliates. Furthermore, none of the Company's executive officers has served on the board of directors or compensation committee of any company of which an executive officer of such company served as a director of the Company or as a member of the Compensation and Benefits Committee.

During 2016 and through the present time, there have been transactions between the Company's banking subsidiary and certain members of the Compensation and Benefits Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other unrelated persons. In the opinion of management, none of these transactions involved more than the normal risk of collectability or presented other unfavorable features.

Stockholder Communications with the Board of Directors

The Company provides an informal process for stockholders to send communications to the Board of Directors. Stockholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Old Point Financial Corporation, Board of Directors, c/o Corporate Secretary, P.O. Box 3392, Hampton, Virginia 23663 or gjordan@oldpointtrust.com. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Interest of Management in Certain Transactions

Some of the Company's directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend to such individuals were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral and repayment terms, as those prevailing at the time for comparable transactions with other unrelated persons and in the opinion of management did not involve more than normal risk of collectability or present other unfavorable features. Pursuant to our written Insider Policy, all directors and executive officers (including our named executive officers), who have any direct or indirect financial or other interest in any business that competes with, supplies goods or services to, or is a customer of the Company or the Bank, in an amount greater than $25 thousand or aggregate business dealings with the Company or the Bank greater than $120 thousand per calendar year are considered significant and must be submitted to the Board of Directors for approval. Directors and executive officers are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the proposed business is denied if the Board believes that the director's or executive officer's interest in such business could influence decisions relative to the Company's business, or have the potential to adversely affect the Company's business or the objective performance of the director's function or executive officer's work. The Board of Directors is responsible for overseeing compliance with the Insider Policy.

Mr. Glasser is a partner of the law firm of Glasser & Glasser, which received fees of approximately $10 thousand for performance of legal services for one of the Company's subsidiaries in 2016. Mr. Glasser is also a managing partner of CCA Managing Co. LLC, which is the managing partner of Crown Center Associates LLC (Crown Center Associates). The Bank has a lease with Crown Center Associates for one of its branches. The original lease was a ten-year lease signed August 16, 2000 (eight years prior to Mr. Glasser joining the Company Board) with two five-year renewal periods. Approximately 24% of Crown Center Associates is owned by Michael A. Glasser Family LLC. Richard S. Glasser is the brother of Michael A. Glasser and 10% owner of Richard S. Glasser Family LLC, which owns 50% of Crown Center Associates. In 2015, the lease was renewed for an additional five-year term from December 1, 2015 to November 30, 2020. The aggregate amount due from the Bank to Crown Center Associates on the renewed lease is $394 thousand from December 1, 2015 through its expiration date of November 30, 2020. The dollar amount of Mr. Michael Glasser's interest in the renewed lease when aggregated with the interests of these family businesses is approximately $197 thousand. Mr. Michael Glasser did not participate in the negotiation or approval of the renewal of the lease.

The relationships of Mr. Glasser with the Company and the lease disclosed above and under "Board Committees and Attendance" were approved by the Board of Directors pursuant to the Insider Policy.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation and Benefits Committee (for purposes of this discussion, the Committee) of the Board of Directors has responsibility for establishing, implementing and monitoring adherence with the Company's compensation philosophy. The Committee ensures that the total compensation paid to the Company's executive management is fair and reasonable.

Throughout this proxy statement, the individuals who served as the Company's Chief Executive Officer (CEO) and Chief Financial Officer (CFO) during 2016, as well as the other executive officers included in the Summary Compensation Table on page 26, are referred to as the named executive officers or NEOs. The Company's senior management includes its NEOs.

General Philosophy

The Company compensates its senior management through a mix of base salary, bonus and, in some years, equity compensation, designed to motivate, attract and retain executive talent, consistent with pay-for-performance principles, and to align management's incentives with the long-term interests of stockholders, while limiting risk appropriately and maintaining the safety and soundness of the organization. The process of determining compensation consists of establishing targeted overall compensation for each senior manager and then allocating that compensation between base salary and incentive compensation. At the officer level, the Committee designs the incentive compensation to reward company-wide performance. Beginning in 2015, the Committee made bonus awards contingent on achievement of a minimum budgeted net income goal in order to establish an incentive target opportunity for each participant under the Old Point Financial Corporation Incentive Compensation Plan (the Incentive Plan). After each participant's incentive target opportunity is established, awards will be determined following the end of the plan year based on the performance of the Company and, for employees who are not NEOs, individual/team performance against established goals. Awards under the Incentive Plan for NEOs will be tied solely to Company performance. In 2016, stockholders approved the Old Point Financial Corporation 2016 Incentive Stock Plan (the Incentive Stock Plan). Under the Incentive Stock Plan, the Committee has the ability to award equity compensation in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance units to key employees in its discretion. The Committee anticipates beginning to award equity compensation to key employees in 2017. Generally, the types of compensation and benefits provided to the Company's senior management are intended to be similar to those provided to other executive officers in comparable institutions in Virginia. The Committee believes it is important to have the most capable managers in place and that it would be a disservice if executives were not adequately rewarded.

2016 Say on Pay Vote

In connection with the 2016 Annual Meeting, the Company asked its stockholders to approve the compensation of the Company's named executive officers as disclosed in the proxy statement. Although the advisory vote on executive compensation was non-binding, the Committee considered the outcome of this vote when making subsequent compensation decisions for the CEO and other executive officers. At the Company's 2016 Annual Meeting held on May 24, 2016, approximately 95% of the stockholders who voted on the "say-on-pay" proposal approved the compensation of the Company's named executive officers, while approximately 5% voted against. In light of such strong stockholder support, the Committee did not make any significant changes to the Company's executive compensation practices in 2016 compared to 2015.
Board Process

Compensation adjustments and monetary awards to executive officers are recommended by the Committee for approval by the full Board of Directors, which makes the final decisions. Mr. Shuford, Sr., CEO (Company), hereafter referred to as CEO, Mr. Shuford, Jr., President and CEO (Bank) and Mr. Witt, Senior Executive Vice President and Chief Business Development Officer (SEVP/CBDO), all of whom serve on the Company's Board of Directors, are not present during deliberations or voting with respect to their compensation.

Generally, on its own initiative, the Committee reviews the individual performance for the CEO and the President and CEO (Bank), and following discussions with those individuals, recommends their compensation levels to the full Board of Directors (excluding the CEO and the President and CEO (Bank)). For the remaining NEOs, the CEO and the President and CEO (Bank) make recommendations to the Committee that generally, with minor adjustments, are accepted by the Committee and presented to the full Board of Directors for approval annually during the month of March.

In years when it grants equity compensation to executive officers, the Committee approves equity grants to the CEO based on the Committee's evaluation of his performance and to other executive officers based on the recommendation of the CEO. Under the Incentive Stock Plan, equity-based awards and any related performance goals for NEOs will be determined by the Committee, which is composed entirely of independent directors. The Company's 1998 Stock Option Plan expired in 2008.

In 2014 and 2015, the Committee engaged Pearl Meyer & Partners (Pearl Meyer), an independent compensation consultant, to assist the Committee in revising the Company's incentive compensation for officers. As described below, the new incentive plan was in effect for 2015 and 2016. The Committee did not engage Pearl Meyer in 2016. In February 2017, the Committee engaged Pearl Meyer to conduct a comprehensive competitive market assessment of the Company's executive and director compensation programs.

Pearl Meyer does not provide any consulting services to the Company other than in connection with executive and non-employee director compensation advice, and it maintains no other economic relationship with the Company. The Committee assessed the independence of Pearl Meyer pursuant to SEC and NASDAQ rules and concluded that the advice it receives from Pearl Meyer is objective and not influenced by other relationships that could be viewed as conflicts of interest.

Targeted Overall Compensation

To assist in establishing the aggregate level of compensation that the Company will pay, the Committee utilizes a peer group analysis prepared by SNL Financial of all financial institutions in Virginia with assets ranging from $600 million to $1.5 billion. The 15 companies comprising the peer group for 2016 were: Access National Corporation; C&F Financial Corporation; Chesapeake Financial Shares Inc.; Community Bankers Trust Corporation; Eagle Financial Services, Inc.; Eastern Virginia Bankshares, Inc.; F & M Bank Corp.; First National Corporation; Highlands Bankshares, Inc.; John Marshall Bank; Middleburg Financial Corporation; National Bankshares, Inc.; New Peoples Bankshares, Inc.; Old Point Financial Corporation and Southern National Bancorp of Virginia, Inc. Generally, targeted overall compensation correlates to what these financial institutions would offer individuals to fill executive management positions with similar skills and backgrounds to those the Company employs. Additionally, total compensation is established relative to the Company's performance and internal/external peer comparisons.

Based on the peer compensation analysis and review of Company and individual performance during 2016, the targeted overall cash compensation of the CEO in 2016 was established at $327,000, which was the same as the targeted cash compensation for 2015. This level of compensation is below the $440,689 average of the CEO cash compensation levels of the Company's peer institutions. While the Company's long-term goal is to bring the CEO's compensation level more in line with the average compensation levels of chief executive officers of the Company's peer institutions, over the past few years, the Company's performance has not warranted this action.

The Committee follows the same process with respect to establishing targeted overall compensation for the other NEOs. While the Committee considers the peer compensation analysis, the responsibilities of the Company's NEOs vary widely and the direct comparisons with the peer group are less helpful. Based upon the Committee's review of the peer compensation analysis and review of Company and individual performance during 2016, the Committee set the overall targeted compensation for the other NEOs at levels that are in the mid-range for positions among the peer group with similar scope of responsibility and required skill level.

Allocation Among Components

Under the Company's 2016 compensation structure, which did not include equity compensation, the approximate mix of base salary, incentive compensation and equity compensation was, as follows:

	Base Salary	Incentive Compensation	Equity Compensation
Chief Executive Officer	92%	8%	0%
President & CEO (Bank)	92%	8%	0%
President & CEO (Trust)	92%	8%	0%
Executive Vice Presidents	92%	8%	0%

In allocating compensation among base salary, annual bonus compensation and equity compensation, the Committee believes that the compensation of senior-most levels of management should begin with a base level. Bonuses and equity compensation, in years when such are granted, are awarded based on Company performance and are designed to encourage good behavior and best practices. Base salaries generally represent a large portion of the executive officers' total cash compensation and are generally considered to be average relative to the Company's peer financial institutions. Base salaries are also based on individual performance components.

The Committee believes that the top levels of management have the greatest ability to influence Company performance. Therefore, the Committee bases annual bonus compensation on Company performance. When the Company's performance is above budgeted goals, the top levels of management are rewarded. Likewise when the Company's performance does not meet budgeted expectations, the top levels of management receive a lower or no bonus.

In 2016, the overall compensation for executives did not include equity compensation awards because the Company's former stock option plan expired in 2008, and the Committee did not award any equity compensation under the newly-approved Incentive Stock Plan during the second half of 2016. Under the Incentive Stock Plan, the Committee has the ability to award equity compensation in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance units to key employees in its discretion. The Committee anticipates beginning to award equity compensation to key employees in 2017.

Base Salaries

The Committee strives to provide executive management with a fair and reasonable level of assured cash compensation in the form of base salary given their professional status and accomplishments. The Company has a compensation structure with salary ranges for management including the CEO and other executive managers. These ranges are based on the peer compensation analysis discussed above. The last adjustments to the ranges were made in March 2016 in an effort to remain fair and reasonable within the Company's marketplace. The structure is designed to recruit and retain qualified personnel and is reviewed on an annual basis by the Committee to determine if adjustments to the ranges are appropriate. For 2016, the base salary ranges used for setting salaries were $230 thousand to $375 thousand for the CEO and from $140 thousand to $375 thousand for the other NEOs.

In years prior to 2015, each February, the Committee recommended the base salary of the CEO within the established range to the Board of Directors. Within this range, the CEO's base salary is determined using the peer compensation analysis in addition to the CEO's individual and Company performance during the prior year. The base salary of the CEO as of April 1, 2016 was $300,000, which reflected no change in base salary since 2009. This decision reflected the Committee's and the Board's views, that the CEO's base compensation should remain stationary until the earnings of the Company improve. Beginning in 2015, the Committee recommended the base salary of the CEO in March.

For the executive officers other than the CEO, in years prior to 2015 each February the Committee recommended the executive's base salary within the established range to the Board of Directors, based on the recommendation of the CEO, President & CEO (Bank), and President & CEO (Trust). The base salaries of other officers including the other executive officers are determined using the peer compensation analysis in addition to the officer's individual performance during the prior year and the Company's performance during the prior year, based on the same performance objectives used for the CEO. Beginning in 2015, the base salaries of the executive officers were recommended in March.

The CFO, SEVP/CBDO and President and CEO (Trust) each received a modest salary increase effective April 1, 2016. In addition, in connection with his promotion to President and CEO (Bank), effective October 16, 2015, Mr. Shuford, Jr.'s base salary was increased to $300,000, which remained the same in 2016.

Bonuses

In 2015, the Committee believed that the annual bonus compensation plan for the CEO and the bonus plan for the other executive officers needed revision. On March 10, 2015, the Board of Directors upon recommendation of the Committee approved the Incentive Plan for the Company's exempt employees that are at officer level 2 and above, which includes all of the named executive officers.

The Incentive Plan is designed to motivate and reward Participants for the achievement of fiscal year financial and non-financial objectives that directly contribute to the success of the Company. The Incentive Plan provides for the potential payment of annual cash bonus awards to designated exempt employees of the Company and its subsidiaries (Participants) based on the achievement of Company and, in the case of employees below officer level 5, individual and team performance goals established by the Committee or CEO, as appropriate, for each plan year.

Under the Incentive Plan, at the beginning of each plan year, the Committee, upon the recommendation of the CEO, will approve Participants for the year. The Committee or the CEO, as appropriate, will also establish target bonus amounts and performance goals and weighting for the determination of bonus awards for each Participant for the year. Following the end of each year, the Committee, upon the recommendation of the CEO, will review Company and where applicable, individual and team performance against the established goals and determine the cash bonus award earned by each Participant, if any. Bonuses earned under the Incentive Plan are paid in cash during the first quarter following the end of each plan year.

The target bonus amounts and performance goals and weightings for a plan year will not be the same for all Participants, but the primary Company performance goal under the Incentive Plan will be the Company's budgeted amount for net income for the year.

To ensure dollars are available based on performance to fund the Incentive Plan, the Company must achieve a threshold (minimum) level of budgeted net income each year to formally fund the Incentive Plan. If the threshold level of budgeted net income is not achieved, the plan will not activate. However, the Committee has the ability to make discretionary awards to key performers if the plan does not activate. The Committee also has discretion to modify, increase or eliminate awards based on any positive or negative business factors.

Each year, a Participant will be eligible to earn a cash bonus award consisting of a target base bonus award that may be increased or decreased based on the Company's net income for the plan year as well as Company and, in the case of employees below officer level 5, individual and team performance against other established goals. The target bonus amounts will be equal to a percentage of the Participant's base salary actually earned during the plan year. The threshold is the amount received if 60% of the objectives are met. The maximum is the amount received if all objectives are exceeded and reach the maximum level of performance allowed by the plan's design.

In order to pay incentive awards at the target level, the Company must achieve its budgeted net income goal for the year. If net income does not reach that level, each Participant's incentive target opportunity will be reduced in accordance with a matrix approved by the Committee for the year. If net income exceeds the target each Participant's incentive target opportunity will be adjusted higher in accordance with the matrix. No adjustments are made based on performance in between performance levels in the matrix. Incentive target opportunities will not adjust upward until the next performance level is achieved.

Actual awards can range from 0% to 150% of the adjusted target depending on performance. Threshold (i.e., minimum acceptable) performance will pay out at 50% of target and achieving stretch (i.e., superior) performance can result in awards up to 150% of target. For example, if a Participant's adjusted target incentive opportunity is 4.00%, the threshold payout opportunity would be 2.00% (4% * 50%) and the stretch/maximum payout opportunity would be 6% (4% *150%).

 Incentive awards for officers in officer level 5 and 6, which includes all the NEOs, are tied to only Company performance and are not adjusted for individual performance.

The Incentive Plan also contains a clawback provision, providing that in the event the Company is required to prepare an accounting restatement due to error, omission or fraud, each executive officer may be required to reimburse the Company for part or the entire incentive award received.

For 2016, each of the Company's NEOs was a Participant in the Incentive Plan. The target bonus amounts for each of the NEOs for 2016 was 9% of annual base salary earned.

For 2016, the budgeted net income goal was $4.9 million. The minimum level of net income required to fund the Incentive Plan for 2016 was 90% of this goal, which would result in an adjusted threshold payout opportunity of 2.25% of annual base salary. In order to payout incentives at target, the Company would need to achieve its budgeted net income goal. In order to payout incentives at the maximum level at least 120% of the budgeted net income goal must be achieved, which would result in an adjusted maximum payout opportunity of 16.2% of annual base salary earned for 2016.

The 2016 target bonuses and performance goals for the Company's named executive officers were based on achieving the budget goals for the following performance measures:

•	Return on Average Assets (weighting 50%)
•	Net Non-Interest Expense to Average Assets (weighting 25%)
•	Non-performing Assets to Total Assets (weighting 25%)

The target goal, the actual outcome and the achievement level for each of these performance measures for 2016 were as follows:

Performance Measurement	Goal	Actual	Achievement Level
Return on Average Assets	0.54%	0.43%	Below Threshold
Net Non-interest Expense to Average Assets	2.43%	2.41%	Above Threshold
Non-performing assets to Total Assets	0.63%	0.91%	Below Threshold

The Company's net income for 2016 was $3.8 million which was 77.7% of the budgeted net income goals, below the 90% minimum level of net income required to fund the Incentive Plan for 2016.

As noted above, under the Incentive Plan, the Committee has the ability to make discretionary awards to key performers if the Plan does not activate. The Board realized during 2016 that the threshold level of budgeted net income would not be achieved due to certain unanticipated events that affected net income. Accordingly, the Incentive Plan did not activate for 2016. The Committee established a discretionary incentive amount in order to award individuals who directly contributed to the success of the Company in 2016. The Committee approved a bonus to four of the five NEOs from the discretionary incentive amount. The individual amounts awarded to the four NEOs are detailed in Summary Compensation Table below.

Equity Compensation

Historically, the Company's primary form of equity compensation was incentive stock options. As of December 31, 2016, the Company had outstanding incentive stock option awards to its NEOs that were granted under the 1998 Stock Option Plan, which provided for stock options to be granted to key employees and non-employee directors. No incentive stock options were granted from 2008 through 2015 because the 1998 Stock Option Plan expired on March 9, 2008. Stock options under the 1998 Stock Option Plan that were outstanding on March 9, 2008 remained outstanding in accordance with their terms, but no new awards can be granted under the plan after March 9, 2008.

On May 24, 2016, the Company's stockholders approved the Old Point Financial Corporation 2016 Incentive Stock Plan. The Incentive Stock Plan permits the issuance of up to 300,000 shares of common stock for awards to key employees and non-employee directors of the Company and its subsidiaries in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance units. With respect to executive compensation, the purpose of the Incentive Stock Plan is to promote the success of the Company by providing greater incentive to key employees to associate their personal interests with the long-term financial success of the Company and its subsidiaries and with growth in stockholder value, consistent with the Company's risk management practices. The Incentive Stock Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees and non-employee directors. Although the Committee did not award any equity compensation under the Incentive Stock Plan during 2016, the Committee anticipates beginning to award equity compensation to key employees and non-employee directors in 2017.

Severance Pay

The Company does not have any employment contracts with its NEOs. Therefore, their severance pay is determined on a case-by-case basis by Management and the Board of Directors. For discussion of the severance pay for Mrs. Grabow in connection with her retirement, see "Grabow Retirement Agreement" on Page 32.

Perquisites and Other Compensation

None of the NEOs received perquisites or other personal benefits in excess of $10,000 in 2016. These benefits would be detailed in the table entitled "All Other Compensation" if perquisites or other personal benefits in excess of $10,000 had been received.

The Committee reviews any perquisites that the CEO and the other NEOs may receive on an annual basis. In general, the Company does not provide its executives with many of the types of perquisites that other companies offer their executives, such as personal use of a company vehicle or vehicle allowances. Exceptions are made when an NEO has responsibilities, such as sales and customer relationship management that require certain allowances to be paid. In addition to the base salary and incentive compensation described above, the Company provides its NEOs with the same benefit package available to all of its salaried employees. This package includes:

•	Medical and dental insurance (portion of costs);
•	Medical/dependent care reimbursement plan;
•	Health Savings Plan;
•	Life insurance;
•	Short and long-term disability insurance;
•
Participation in the Old Point Financial Corporation Employee Stock Purchase Plan (the ESPP) through which employees (other than Mr. Shuford , Sr., who is not eligible to participate) can purchase shares of the Company's common stock at a discount; and

•	Participation in the Company's 401(k) plan, including the Company match.

Until September 30, 2006, the Company maintained a traditional defined benefit pension plan (the Employee Retirement Plan). However, since September 30, 2006, no new participants were added to the plan, and the benefits under the plan for existing participants were frozen. As a counterbalance, the Committee enhanced the 401(k) plan, effective January 1, 2007. The Company provides an immediately vested safe harbor match of 100% of an employee's salary deferral up to 4% of their compensation.

On November 23, 2016, the Board of Directors voted to terminate the Employee Retirement Plan, effective January 31, 2017. The Company anticipates completing the transfer of all liabilities and administrative responsibilities under the Employee Retirement Plan by the end of 2017.

The Company also offers post-retirement life insurance benefits to senior management in the form of a split dollar plan and a Management Section 162 Life Insurance Plan (162 Plan). For the split dollar plan, the Company owns the policy and cash values provide an annual return to the Company while providing a term insurance benefit to the individual employee, utilizing bank owned life insurance (BOLI) with a portion of the death benefit endorsed to the insured officer through a split dollar agreement. The amount endorsed under the BOLI equaled 300% of the current base salary, with the amount to increase 4% each year through termination or retirement. If the officer remains in the Company's employment through retirement, and has not elected to participate in the 162 Plan discussed below, the officer would receive a post-retirement benefit equal to 50% of the pre-retirement benefit.

Due to the accounting rules issued by The Emerging Issues Task Force of the Financial Accounting Standards Board, the economics of BOLI have changed for the Company. Beginning in 2008, in lieu of BOLI, the NEOs that are fully vested in the split dollar plan are eligible to participate in the 162 Plan which offers key executives permanent life insurance protection which they own and maintain from inception of the policy. For any NEO electing to participate in the 162 Plan, the Company pays annual premiums until the individual reaches retirement age. The Company also grosses up the NEO's income with respect to taxes owed in connection with the 162 Plan premiums. During the period leading up to retirement age, the BOLI benefit to the NEO decreases in the same proportion that the 162 Plan benefit increases. As of the end of 2016, all the NEOs took advantage of one or both of these benefits.

As a result of salary increases above the amount estimated when the policy was purchased, Mrs. Grabow's 162 Plan benefit is not expected to cover her estimated salary at retirement. In order to address this shortfall in death benefit coverage, the Company paid Mrs. Grabow in 2016 $7,645 in cash (plus a gross up for taxes).

Relocation Benefits

The Company does not have a policy providing relocation benefits.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company generally may not deduct annual compensation of more than $1 million that is paid to certain individuals. To date, the Company's compensation practices have not caused this limit to be reached or exceeded.

Stock Ownership Guidelines

Although the Committee believes that significant levels of stock ownership will assist in retaining qualified and motivated executive officers, the Committee has not established stock ownership guidelines for any of its officers.

The following table summarizes the total compensation for the years ended December 31, 2016, December 31, 2015, and December 31, 2014 of the Company's CEO, Executive Vice President and CFO (Bank), and each of the Company's next three most highly compensated officers, except that Mr. Jordan, II was not one of the NEOs for 2014, and accordingly, information with respect to Mr. Jordan, II's compensation for that year is not provided.

Summary Compensation Table
Fiscal 2016, 2015 & 2014
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
Robert F. Shuford, Sr., Chairman, President & CEO (Company)	2016	$300,000	--	--	--	--	$48,034	$10,600	$358,634
	2015	$300,000	--	--	--	--	$28,067	$10,600	$338,667
	2014	$300,000	--	--	--	--	$127,216	$10,400	$437,616
Laurie D. Grabow, EVP/CFO (Bank)	2016	$203,000	$7,000	--	--	--	$14,467	$27,138	$251,605
	2015	$197,450	--	--	--	$5,666	$2,751	$15,466	$221,333
	2014	$188,500	--	--	--	--	$62,063	$15,106	$265,669
Robert F. Shuford, Jr., President and CEO (Bank)	2016	$300,000	$20,000	--	--	--	$3,800	$10,600	$334,400
	2015	$274,821	--	--	--	$7,883	$332	$10,600	$293,636
	2014	$233,833	--	--	--	--	$13,827	$9,353	$257,013
Joseph R. Witt, SEVP/CBDO (Bank)	2016	$284,200	$10,000	--	--	--	--	$10,600	$304,800
	2015	$267,885	--	--	--	$7,685	--	$10,600	$286,170
	2014	$230,783	--	--	--	--	--	$24,231	$255,014
Eugene M. Jordan, II, President & CEO (Trust) (5)	2016	$182,700	$7,000	--	--	--	$2,930	$32,997	$225,627
	2015	$178,250	--	--	--	$5,114	--	$32,937	$216,301

(1)	The amounts in this column reflect the bonus amounts paid under the discretionary awards to key performers because the Incentive Plan did not activate in 2016 as discussed above.
(2)	The amounts in this column for 2015 reflect the bonus amounts paid under the Incentive Plan for 2015 performance.

(3)
The amounts in this column reflect the change in the actuarial present value of the NEO's benefits under the Employee Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in Note 14 in the Company's Annual Report on Form 10-K to the Company's audited financial statements for the year ended December 31, 2016, and include amounts which the NEO may not currently be entitled to receive because such amounts are not vested. The change in pension value for Mr. Shuford, Sr. is not reduced by the required in-service distribution of $78,108 in each year presented. For Mr. Jordan, II, the change in his pension value was negative in 2015, which was driven largely by an increase in the discount rate applied to calculate the present value of future pension payments. The 2015 change in Mr. Jordan, II's pension value was $(49). The Company does not offer any nonqualified deferred compensation plans.

(4)	Amounts for 2016 shown in the "All Other Compensation" column are detailed in the chart below.

(5)	Mr. Jordan, II was not an NEO for 2014.

All Other Compensation – Fiscal 2016
Name	Perquisites and Other Personal Benefits (1)	Tax Gross-Ups and Reimburse-ments (2)	Dividends Paid on Stock/Option Awards	Discounted Securities Purchases	Payments/ Accruals on Termination Plans	Company Contributions to Defined Contribution Plans (3)	Company-Paid Life Insurance Premiums/Cash Payments (4)	Other
Robert F. Shuford, Sr.	--	--	--	--	--	$10,600	--	--
Laurie D. Grabow	--	$6,510	--	--	--	$7,989	$12,639	--
Robert F. Shuford, Jr.	--	--	--	--	--	$10,600	--	--
Joseph R. Witt	--	--	--	--	--	$10,600	--	--
Eugene M. Jordan, II	--	$8,774	--	--	--	$7,190	$17,033	--

(1)	None of the NEOs received perquisites or other personal benefits in excess of $10,000 in 2016.

(2)	The amounts in this column reflect the tax gross-ups for the premiums (and cash in the case of Mrs. Grabow) paid for the 162 Plan for Mrs. Grabow and Mr. Jordan, II.

(3)	The amounts in this column reflect the Company's match of 401(k) plan contributions.

(4)
The amounts in this column reflect the amounts paid in premiums (or cash in the case of Mrs. Grabow) for the 162 Plan as follows: Mrs. Grabow, $4,994 (premium) and $7,645 (cash to address the policy coverage shortfall) and Mr. Jordan, II, $8,774. No amounts are included with respect to BOLI because the Company had no incremental cost attributable to BOLI in 2015.

Grants of Plan-Based Awards
The following table summarizes certain information with respect to the Company's Incentive Plan and reflects the amounts that could have been earned under each such plan for 2016.

Grants of Plan-Based Awards
Fiscal 2016

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	($) Threshold	($) Target	($) Maximum	(#) Threshold	(#) Target	(#) Maximum
Robert F. Shuford, Sr.	$6,751	$27,000	$48,600	--	--	--	--	--	--	--
Laurie D. Grabow	$4,568	$18,270	$32,886	--	--	--	--	--	--	--
Robert F. Shuford, Jr.	$6,751	$27,000	$48,600	--	--	--	--	--	--	--
Joseph R. Witt	$6,395	$25,578	$46,040	--	--	--	--	--	--	--
Eugene M. Jordan, II	$4,111	$16,443	$29,597	--	--	--	--	--	--	--

(1)
Under the Incentive Plan, to ensure dollars are available based on performance to fund the plan, the Company must achieve a minimum level of budgeted net income to formally fund the Incentive Plan. The amounts in the threshold column reflect the estimated threshold amounts payable under the Incentive Plan for 2016 if the threshold level of budgeted net income is reached. The amounts in the target column reflect the estimated target amounts payable under the Incentive Plan for 2016 if the target level of budgeted net income is reached. The amounts in the maximum column reflect the estimated maximum amounts payable under the Incentive Plan for 2016 if the maximum level or higher of budgeted net income is reached. Incentive Plan payout opportunities for the NEOs ranged from 0% to 16.20% of the NEO's annual base salary earned for 2016. Actual amounts paid under the Incentive Plan for performance are generally reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table. However, no awards were earned under the Incentive Plan for 2016. The threshold, target and maximum amounts noted above for the Incentive Plan are estimates based on salary amounts at the time the target bonus award percentage and performance goals were determined in early 2016, although the amounts ultimately paid under the plan would be based on salaries actually earned for 2016.

The following table includes certain information with respect to all unexercised options held by the NEOs at December 31, 2016. None of the NEOs held any unvested restricted stock at December 31, 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert F. Shuford, Sr.	4,980	--	--	$20.05	10/18/2017	--	--	--	--
Laurie D. Grabow (2)	3,125	--	--	$20.05	10/18/2017	--	--	--	--
Robert F. Shuford, Jr.	3,125	--	--	$20.05	10/18/2017	--	--	--	--
Joseph R. Witt (3)	1,250	--	--	$20.05	10/18/2017	--	--	--	--
Eugene M. Jordan, II	3,125	--	--	$20.05	10/18/2017	--	--	--	--

(2)	Options expiring on October 18, 2017 were vested equally over a five year period beginning October 18, 2008 and were fully vested on October 18, 2012.
(3)	On January 11th and 12th 2017, Mrs. Grabow exercised 3,125 of the options reflected in this table.
(4)	On January 19, 2017, Mr. Witt exercised 950 of the options reflected in this table.

Option Exercises and Stock Vested

No options were exercised by NEOs in 2016. None of the NEOs held restricted stock that vested during 2016.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains summary information as of December 31, 2016 with respect to the 1998 Stock Option Plan, the Incentive Stock Plan and the ESPP.

Equity Compensation Plan Information
Plan Category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
1998 Stock Option Plan (1)	60,605	$ 20.05	--
2016 Incentive Stock Plan (2)	--	--	300,000
Employee Stock Purchase Plan (3)	--	--	249,001
Equity compensation plans not approved by security holders	--	--	--
Total	60,605	$ 20.05	549,001

(1)	No shares are available to be granted in the form of stock options under the 1998 Stock Option Plan because the 1998 Stock Option Plan expired and no further awards may be granted under such plan.

(2)
Shares available to be granted under the Incentive Stock Plan as of December 31, 2016, in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance units.

(3)	Shares under the ESPP have no exercise price. Includes shares subject to purchase during the offering period that included December 31, 2016.

The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO under the Employee Retirement Plan, which is described in more detail in the "Compensation Discussion and Analysis."

The Employee Retirement Plan, which covers substantially all full-time employees of the Company and its subsidiaries who had completed one year of service as of September 30, 2006, was frozen as of September 30, 2006. The present value of the accumulated benefit is the value that the officer will receive at retirement or termination of the plan, whichever comes first. A participant's monthly retirement benefit (if he or she has 25 years of benefit service at his or her normal retirement date) is 20% of his or her final five-year average salary plus 15% of final five-year average salary in excess of the participant's Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his or her Social Security Retirement Age. If the participant has less than 25 years of benefit service at his or her normal retirement date, the participant's monthly retirement benefit will be actuarially reduced by 1/25 for each year of benefit service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

On November 23, 2016, the Board of Directors voted to terminate the Employee Retirement Plan, effective January 31, 2017. In order to settle its liabilities under the plan, the Company will offer participants the option to receive either an annuity purchased from an insurance carrier or a lump-sum cash payment. If the total value of the plan's assets is insufficient to cover the lump-sum payouts and the annuity purchases, the Company will contribute the necessary funds to complete the termination of the plan.

Pension Benefits
Fiscal 2016
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Robert F. Shuford, Sr.	Employee Retirement Plan	42	$630,361	$78,108 (3)
Laurie D. Grabow	Employee Retirement Plan	21	$242,010	--
Robert F. Shuford, Jr.	Employee Retirement Plan	8	$48,611	--
Joseph R. Witt	Employee Retirement Plan	--	--	--
Eugene M. Jordan, II	Employee Retirement Plan	4	$51,987	--

(1)
Due to the September 30, 2006 freeze, the years of credited service under the Employee Retirement Plan were frozen in 2006 and do not match the NEOs' actual years of service, which are as follows: Mr. Shuford, Sr., 51 years, Mrs. Grabow, 30 years, Mr. Shuford, Jr., 17 years, Mr. Witt 7 years, and Mr. Jordan, II, 14 years.

(2)
The amounts in this column reflect the actuarial present value of each NEO's accumulated benefit under the Employee Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in Note 14 to the Company's audited financial statements for the year ended December 31, 2016, and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Mr. Witt does not meet the qualifications to participate in this plan due to joining the Company after the plan was frozen.

(3)	Due to the requirements of Internal Revenue Code Section 401(a) (9) (C), Mr. Shuford, Sr. was required to take annual distributions from the Employee Retirement Plan beginning in 2009.
Nonqualified Deferred Compensation

The Company does not offer any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change-in-Control

The Company has not entered into employment agreements with any of its executive officers. Therefore, the only payments upon termination that the NEOs would have received, assuming a termination as of December 31, 2016, would have been salary earned through December 31, 2016 and any vested 401(k) Plan or Employee Retirement Plan payouts, which payments would not have been increased or accelerated due to the termination. In the event of termination due to death, disability or (when approved by the Committee) retirement prior to the payment of the bonus amount, the Incentive Plan provides that the participant will receive a prorated bonus amount based on the period of service prior to the termination. In the case of a covered termination as of December 31, 2016, this would have resulted in payment of the bonus amounts actually earned by each NEO for 2016 as shown in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table. The Company's stock option agreements provide that upon a change-in-control, all unvested stock options will immediately vest provided they were granted not less than six months prior to a change-in-control public announcement. This accelerated vesting occurs with respect to all stock option awards granted by the Company, and not only those granted to the named executive officers. If the change-in-control had occurred on December 31, 2016, the Company's named executive officers would not have received any value from this accelerated vesting because all of their options were already vested as of December 31, 2016.

Grabow Early Retirement Agreement

In connection with her retirement, planned for mid-2017, Mrs. Grabow will receive 39 weeks of her annual base salary compensation of $208,080 from the Company, less applicable withholdings, paid in installments in accordance with the Company's regular pay periods from June 1, 2017 through February 28, 2018, pursuant to a Retirement Agreement, Waiver and General Release (the Agreement), dated March 10, 2017 and effective March 18, 2017. Under the Agreement, Mrs. Grabow is entitled to reimbursement for health insurance premiums for continuing coverage under the Company's health and dental insurance plans for the 39 weeks referenced above. In consideration of the payments and benefits under the Agreement, Mrs. Grabow has agreed to remain working until May 31, 2017 and is subject to certain confidentiality covenants through February 2018.

The following table provides compensation information for the year ended December 31, 2016 for each non-employee member of the Company's Board of Directors.
Director Compensation
Fiscal 2016
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen C. Adams	$18,650	--	--	--	--	--	$18,650
James Reade Chisman	$24,500	--	--	--	--	--	$24,500
Russell Smith Evans, Jr.	$23,100	--	--	--	--	--	$23,100
Michael A. Glasser	$18,900	--	--	--	--	--	$18,900
Dr. Arthur D. Greene	$35,850	--	--	--	--	--	$35,850
John Cabot Ishon	$32,800	--	--	--	--	--	$32,800
William F. Keefe	$14,250	--	--	--	--	--	$14,250
Tom B. Langley	$18,750	--	--	--	--	--	$18,750
Dr. H. Robert Schappert	$24,250	--	--	--	--	--	$24,250
Ellen Clark Thacker	$28,450	--	--	--	--	--	$28,450

(1)
Robert F. Shuford, Sr., the Company's CEO, Robert F. Shuford, Jr., the Bank's President and CEO, and Joseph R. Witt, the Bank's SEVP/CBDO are not included in this table as they are employees of the Company and the Bank and do not separately receive compensation for their Board service. Their compensation is reported in the Summary Compensation Table on page 26.

(2)
As of December 31, 2016, each director had the following number of stock options outstanding: Shuford, Sr. – 4,980; Adams – 0; Chisman – 1,250; Evans –1,250; Glasser – 0; Greene – 1,250; Ishon – 1,250; Keefe – 0; Langley – 0; Schappert – 1,250; Shuford, Jr. – 3,125; Thacker - 1,250; and Witt – 1,250. There were no option awards granted to the directors in 2016. On January 19, 2017, Mr. Witt exercised 950 of these stock options. On February 21, 2017, Mr., Evans exercised 1,250 of these stock options.

The fees paid in cash were for non-employee director attendance at Board meetings and committee meetings. In addition, each non-employee director was paid an annual retainer fee. Non-employee directors of the Bank and Trust Company receive $500 and $300, respectively, for each Board meeting they attend. The non-employee directors of the Bank and Trust Company receive $150 for each committee meeting they attend except for the Bank's Investment Committee meetings for which members receive $100 and the Bank's Directors Loan Committee and the Audit Committee meetings for which members receive $200. In addition, non-employee directors of the Bank and Trust Company receive an annual retainer fee of $10,000 and $3,000, respectively. In addition, the chairman of the Audit Committee and the chairman of the Trust Company Board receive an additional $2,000, and the Lead Director of the Bank Board receives an additional $7,000 annual retainer, and the chairman of the Directors Loan Committee receives an additional $1,000 retainer. Non-employee directors were eligible to receive awards of non-qualified stock options under the Company's 1998 Stock Option Plan; however, the 1998 Stock Option Plan expired in 2008, and no further awards may be granted under the plan. Non-employee directors are eligible to receive equity compensation awards under the Incentive Stock Plan. Although the Committee did not award any equity compensation under the Incentive Stock Plan during 2016, the Committee anticipates beginning to award equity compensation to non-employee directors in 2017. The Company reimburses travel, lodging and meal expense for all directors living outside of Virginia to attend Board and Committee meetings. The Company also pays for all directors and their spouses to attend Board seminars. None of the directors received perquisites or other personal benefits in excess of $10,000 in 2016. The Executive Committee considers Board compensation on an annual basis in most years based on an informal survey of board compensation paid by peer financial institutions. Any recommendations for changes in Board compensation are made by the Executive Committee and presented to the full Board for approval. As noted above, in February 2017, the Committee engaged Pearl Meyer to conduct a comprehensive competitive market assessment of the Company's non-employee director compensation program.

Compensation and Benefits Committee Report

Following the drafting of the Compensation Discussion and Analysis (CD&A), the Compensation and Benefits Committee reviewed and discussed the CD&A with management. Based on such review and discussions, the Compensation and Benefits Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Compensation and Benefits Committee
Dr. Arthur D. Greene (Chairman)
James Reade Chisman
Russell Smith Evans, Jr.
Ellen Clark Thacker

Compensation Risk Disclosure

The Company's senior management has assessed the Company's compensation practices in light of the risks in the Company's operations. The Company's senior management has identified the key enterprise risks to which the Company is subject, including credit, liquidity, market/interest rate, compliance, operational, technology, strategic, reputational and other risks, and focused their review on the compensation arrangements most likely to implicate those risks and has determined that the Company does not participate in risk-based compensation practices. The Compensation and Benefits Committee has discussed this review with senior management and concurs with senior management's position that the Company does not engage in compensation practices that encourage excessive risk taking.

In a few cases, commissions are paid as a portion of an individual's compensation; however, the majority of the total compensation is base pay. In these cases, commissions are paid to reward the sale of products and services, however, these individuals have no lending authority/approval/influence. Nominal referral fees are paid to employees from time-to-time as a reward for referring mortgage loans and/or other types of deposit gathering. In addition, a referral program for the Trust business is also in place, which rewards employees monetarily for referring closed sales and retaining current customers for Trust services. The CEO and NEOs do not participate in any commission or referral based compensation

The Company believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

PROPOSAL TWO
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that the Company's stockholders have the opportunity to provide an advisory, non-binding vote to approve the Company's executive compensation as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules. Accordingly, the Company's stockholders are hereby given the opportunity to cast an advisory vote to approve or not approve the compensation of the Company's named executive officers as described above, by voting for or against this proposal.

The Compensation and Benefits Committee of the Board of Directors has designed the Company's executive compensation to motivate, attract and retain employees who play a significant role in the organization's current and future success. The Compensation and Benefits Committee and the Board structure executive compensation to motivate these employees to maximize stockholder value by achieving performance goals while limiting risk appropriately and maintaining the safety and soundness of the organization. For a full description of these executive compensation practices, please see the description provided under the heading "Executive Compensation," including the "Compensation Discussion and Analysis".

The Company believes that its executive compensation and compensation practices and policies are reasonable in comparison to its peer group, are focused on pay-for-performance principles, are strongly aligned with the long-term interest of stockholders and are necessary to attract and retain experienced, highly qualified executives important to the Company's long-term success and the enhancement of stockholder value. The Board of Directors believes that the Company's executive compensation achieves these objectives, and, therefore, recommends that stockholders vote "for" the proposal.

Because this vote is advisory, it will not be binding on the Board of Directors and will not be construed as overruling any decision made by the Board of Directors. The Compensation and Benefits Committee and the Board of Directors will take into account the outcome of this advisory vote when considering future executive compensation arrangements, but they are not required to do so.

Pursuant to the vote of our stockholders at the 2013 Annual Meeting of Stockholders, we will conduct an advisory and non-binding vote to approve the compensation of the Company's named executive officers on an annual basis. The next advisory and non-binding vote to approve the compensation of the Company's named executive officers will occur at the 2018 Annual Meeting of Stockholders.

The Board of Directors recommends that stockholders vote "FOR" this proposal to provide advisory approval of the compensation of the Company's named executive officers.

Audit Committee Report

The Audit Committee of the Board of Directors (for purposes of this report, the Committee) is composed of five non-employee directors, each of whom satisfies the requirements of FDICIA for Audit Committee members and the independence requirements of the SEC and the NASDAQ Stock Market's listing standards. In addition, the Board of Directors has also determined that Mr. Adams qualifies as an "audit committee financial expert" within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Committee oversees the Company's financial reporting process on behalf of the Board. Management is responsible for the Company's internal controls, financial reporting process and compliance with applicable laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with Generally Accepted Accounting Principles (GAAP) and for issuing a report thereon. The Committee monitors and oversees these processes and has sole responsibility for the appointment, compensation and evaluation of the Company's independent registered public accounting firm.

In this context, the Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company's audited consolidated financial statements were prepared in accordance with GAAP, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Committee also discussed with management, the independent registered public accounting firm and the Company's internal auditors the adequacy of the Company's system of internal controls.

The Committee discussed with the independent registered public accounting firm matters required to be discussed under the auditing standards of the Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees. Matters discussed include the independent registered public accounting firm's judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the Company's consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management of the Company; and other material written communication between the independent registered public accounting firm and the management of the Company, such as any management letter or schedule of unadjusted differences.

The Company's independent registered public accounting firm also provided to the Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Committee concerning independence, and the Committee discussed with the independent registered public accounting firm that firm's independence.

The Committee also discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based upon the Committee's discussions with management and the independent registered public accounting firm and the Committee's review of the representation of management and the written disclosures and report of the independent registered public accounting firm to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Audit Committee
Ellen Clark Thacker (Chairman)
Stephen C. Adams
Russell Smith Evans, Jr.
Dr. Arthur D. Greene
William F. Keefe

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. Yount, Hyde & Barbour, P.C. rendered audit services to the Company for the fiscal year ended December 31, 2016. These services consisted primarily of the examination and audit of the Company's financial statements, tax reporting assistance, and other audit and accounting matters. In the event that the appointment of Yount, Hyde & Barbour, P.C. is not ratified by stockholders at the Annual Meeting, the Audit Committee will consider making a change in the independent registered public accounting firm for 2018.

A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

Principal Accountant Fees

The following table presents the fees billed for professional audit services rendered by Yount, Hyde & Barbour, P.C., for the audit of the Company's annual financial statements for the years ended December 31, 2016 and 2015, as well as fees billed for other services rendered by Yount, Hyde & Barbour, P.C. during 2016 and 2015. All fees reflected below for 2016 and 2015 were pre-approved in accordance with the Audit Committee Pre-Approval Policy discussed below.

	Years Ended December 31,
	2016	2015
Audit fees (1)	$157,200	$150,300
Audit-related fees (2)	2,500	5,188
Tax fees (3)	12,758	19,900
Total fees	$172,458	$175,388

(1)	Audit fees were for services rendered in connection with the audit and review of our financial statements, the issuance of consents and the review of various documents filed with the SEC.

(2)	Audit-related fees were for services rendered in connection with pre-approved consultation concerning financial accounting and reporting standards.

(3)	Tax fees were for services rendered in connection with preparation of federal and state income tax returns and consultation regarding tax compliance issues.

The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of the Company's independent registered public accounting firm, Yount, Hyde & Barbour, P.C.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company's Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company's independent registered public accounting firm. As part of this responsibility, the Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the accountants' independence. The Audit Committee has adopted, and the Board of Directors has ratified, an Audit Committee Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors may be pre-approved. The Audit Committee has delegated interim pre-approval authority to Mrs. Thacker, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers, and 10% beneficial owners of the Company's common stock to file reports concerning their ownership of and transactions in the Company's common stock. Based on a review of the reports of changes in beneficial ownership of Company common stock and written representations made to the Company, the Company believes that its officers, directors and 10% beneficial owners complied with all filing requirements under Section 16(a) during 2016, with the exception of Mr. Donald S. Buckless whose initial beneficial ownership on a Form 3 was reported late.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

The 2018 Annual Meeting of Stockholders is scheduled to be held on May 22, 2018.

If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy materials in connection with the 2018 Annual Meeting, the proposal must comply with SEC Rule 14a-8 and must be received by the Company at its main office in Hampton, Virginia, on or before December 15, 2017.

The Company's bylaws also prescribe the procedure a stockholder must follow to nominate directors or bring other business before stockholders' meetings outside of the Rule 14a-8 process. For a stockholder to nominate a candidate for director at the 2018 Annual Meeting, or for a stockholder to bring other business before the 2018 Annual Meeting, notice of nomination or other business for the 2018 Annual Meeting must be received in writing by the Company's Secretary no earlier than the close of business on January 23, 2018 and no later than the close of business on February 22, 2018. However, if the 2018 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary of this year's Annual Meeting, the notice must be received no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the date of such annual meeting.

The proxy solicited by the Board of Directors for the 2018 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at the meeting if the Company has not received notice of such proposal by February 22, 2018, in writing delivered to the Company's Secretary.

OTHER MATTERS

As of the date of this proxy statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than proposals one, two, and three referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

 By Order of the Board of Directors,

Eugene M. Jordan, II
Secretary to the Board

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2016, will be furnished without charge to stockholders upon written request directed to:

Laurie D. Grabow
Executive Vice President/Finance
The Old Point National Bank of Phoebus
1 West Mellen Street
Hampton, Virginia 23663
(757) 728-1251

The Company's Annual Report on Form 10-K can also be viewed on the Investor Relations link on the Company's Internet website at http://www.oldpoint.com.

OLD POINT FINANCIAL CORPORATION

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

1. Election of Directors to serve until the 2018 Annual Meeting, as described in the accompanying proxy statement:

	For	Withhold	Abstain		For	Withhold	Abstain		For	Withhold	Abstain
01 - Stephen C. Adams	☐	☐	☐	02 - James Reade Chisman	☐	☐	☐	03 - Russell Smith Evans, Jr.	☐	☐	☐
04 - Michael A. Glasser	☐	☐	☐	05 - Dr. Arthur D. Greene	☐	☐	☐	06 - John Cabot Ishon	☐	☐	☐
07 - William F. Keefe	☐	☐	☐	08 - Tom B. Langley	☐	☐	☐	09 - Dr. H. Robert Schappert	☐	☐	☐
10 - Robert F. Shuford, Sr.	☐	☐	☐	11 - Robert F. Shuford, Jr.	☐	☐	☐	12 - Ellen Clark Thacker	☐	☐	☐
13 - Joseph R. Witt	☐	☐	☐								

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Proxy — OLD POINT FINANCIAL CORPORATION

P.O. BOX 3392, HAMPTON, VIRGINIA 23663

PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS — May 23, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Terry C. Fuller and Richard S. vonSchilling, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of voting common stock, $5.00 par value, of Old Point Financial Corporation held of record by the undersigned at the close of business on March 14, 2017 at the Annual Meeting of Stockholders, to be held on May 23, 2017, 6:00 pm Eastern Time and at any adjournment thereof.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted **FOR** the election of all director nominees in Proposal 1, **FOR** Proposal 2, and **FOR** Proposal 3.

The Proxies are authorized, to the extent entitled, to vote in accordance with their best judgment upon such other business as may properly come before the meeting and at any adjournment thereof.

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